EXHIBIT 99.1

Blueprint Medicines Reports First Quarter 2025 Results and Raises AYVAKIT®/AYVAKYT® (avapritinib) Full Year Revenue Guidance

-- Achieved 61% year-over-year growth with $149.4 million in AYVAKIT net product revenues in the first quarter 2025 --

-- Raising AYVAKIT net product revenue guidance to $700 - $720 million for 2025 --

-- Initiated BLU-808 proof of concept studies in allergic rhinoconjunctivitis and chronic urticaria –

CAMBRIDGE, Mass., May 1, 2025 – Blueprint Medicines Corporation (Nasdaq: BPMC) today reported financial results, provided a business update for the first quarter ended March 31, 2025, and provided corporate updates.

“Blueprint Medicines strives to be a top-tier standout in biotech, with a core focus on innovation, commercial excellence, and a disciplined approach to global investment across our portfolio. Following strong performance in 2024, we have continued our executional momentum in 2025,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “AYVAKIT is well on its way to meeting our goal of $2 billion in revenue by 2030, as we continue to capture the substantial and growing multi-billion-dollar systemic mastocytosis opportunity that we anticipate will drive topline revenue growth into the next decade. We also advanced our prioritized pipeline programs, achieving significant portfolio milestones, including the initiation of two proof-of-concept studies for wild-type KIT inhibitor BLU-808 and advancing the HARBOR study of elenestinib in indolent systemic mastocytosis. The combination of our durable and growing commercial revenue, our strong cash position, and our disciplined capital allocation strategy enables us to focus on executing our business to plan and insulates us from broader market volatility.”

First Quarter 2025 Highlights and Recent Progress

●	Achieved AYVAKIT net product revenues of $149.4 million for the first quarter of 2025, including $129.4 million in the US and $20 million ex-US, representing 61% percent growth year-over-year.
●	Initiated two clinical proof-of-concept studies of BLU-808, a highly selective and potent investigational oral wild-type KIT inhibitor for the treatment of mast cell disorders, including:
o	A randomized, double-blind, placebo-controlled Phase 2a challenge study of BLU-808 in patients with allergic rhinoconjunctivitis; and
o	A Phase 2a proof-of-concept study in chronic urticaria. This study comprises an open-label portion in chronic inducible urticaria and a randomized, double-blind, placebo-controlled portion in chronic spontaneous urticaria.
●	Presented 12 poster and two oral data presentations at the American Academy of Allergy, Asthma & Immunology (AAAAI)/World Allergy Organization (WAO) conference. The breadth of data included three-year long-term follow-up data from the PIONEER study of AYVAKIT in patients with indolent systemic mastocytosis (ISM), data showing AYVAKIT-treated patients with ISM achieved improvements in bone health, and data from the healthy volunteer study of BLU-808. Read the presentations here.
●	Strengthened cash balance with $78.7 million in connection with the sale of the company’s equity investment in IDRx, Inc. following its acquisition by GSK plc.
●	Hosting scientific seminar on mast cell activation syndrome (MCAS) with expert physician Dr. Matt Giannetti on Wednesday, June 4, 2025 at 1:00 p.m.

2025 Financial Guidance

Blueprint Medicines is raising guidance and now anticipates approximately $700 million to $720 million in global AYVAKIT net product revenues in 2025, on the path to achieving $2 billion in global AYVAKIT net product revenues by 2030. This guidance increase reflects favorability observed in the free versus commercial mix of AYVAKIT sales in the first quarter and continued strength in underlying fundamentals of growth. Blueprint continues to expect a year-over-year reduction in cash burn in 2025, as it continues to invest in advancing its prioritized programs, balancing investments in innovation with financial discipline. Blueprint continues to anticipate that its existing cash, cash equivalents and investments, together with anticipated product revenues, will provide sufficient capital to enable the company to achieve a self-sustainable financial profile.

Key Upcoming Milestones

The company plans to achieve the following remaining milestones in 2025:

Mast cell disorders

●	Deliver continued strong and steady AYVAKIT revenue growth.
●	Achieve reimbursement of AYVAKYT in ≥ 20 countries overall.
●	Activate sites and drive enrollment in HARBOR trial of elenestinib.
●	Initiate proof of concept studies of BLU-808 in allergic asthma and MCAS.

Discovery

●	Nominate two development candidates, including the company’s first protein degrader.

First Quarter 2025 Results

●	Revenues: Revenues were $149.4 million for the first quarter of 2025, generated by net product sales of AYVAKIT/AYVAKYT. Revenues were $96.1 million in the first quarter of 2024, including $92.5 million of net product revenues from sales of AYVAKIT/AYVAKYT and $3.6 million in collaboration revenues.
●	Cost of Sales: Cost of sales was $2.8 million for the first quarter of 2025, as compared to $3.2 million for the first quarter of 2024. The decrease was primarily due to lower sales to our collaboration partner offset by an increase in product sales volume.
●	R&D Expenses: Research and development expenses were $91.9 million for the first quarter of 2025, as compared to $88.2 million for the first quarter of 2024. This increase was primarily due to the increased investment in our priority programs to advance the associated clinical trials. Research and development expenses included $12.1 million in stock-based compensation expenses for the first quarter of 2025.
●	SG&A Expenses: Selling, general and administrative expenses were $95.8 million for the first quarter of 2025, as compared to $83.6 million for the first quarter of 2024. This increase was primarily due to an increase in activities supporting the commercialization of AYVAKIT/AYVAKYT. Selling, general, and administrative expenses included $16.9 million in stock-based compensation expenses for the first quarter of 2025.
●	Net Income: Net income was $0.5 million for the first quarter of 2025, as compared to a net income of $89.1 million for the first quarter of 2024. The net income for the first quarter of 2025 was primarily driven by a one-time net gain of $50.0 million recorded in connection with the sale of the company’s equity investment in IDRx, Inc. following its acquisition by GSK plc. The net income for the first quarter of 2024 was primarily driven by a one-time non-cash debt extinguishment gain of $173.7 million recorded in connection with the Royalty Pharma termination agreement.
●	Cash Position: As of March 31, 2025, cash, cash equivalents and investments were $899.8 million, as compared to $863.9 million as of December 31, 2024.

Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:00 a.m. ET today to discuss first quarter 2025 financial results and recent business activities. The conference call may be accessed by dialing 833-470-1428 (domestic) or 404-975-4839 (international) and referring conference ID 082088. A webcast of the call will also be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com/. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 30 days following the call.

Upcoming Investor Conferences

Blueprint Medicines will participate in two upcoming investor conferences:

●	Citizens JMP Life Science Conference on Wednesday, May 7, 2025 at 12:00 p.m. ET.
●	Goldman Sachs 46th Annual Global Healthcare Conference on Wednesday, June 11, 2025 at 10:40 a.m. ET.

Scientific Webinar Series

●	Blueprint Medicines will host the third event in its scientific seminar series, focused on mast cell activation syndrome (MCAS), on Wednesday, June 4, 2025 at 1:00 p.m. ET.

A live webcast of the above presentations and any related slides will be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com. A replay of the webcasts will be archived on the Blueprint Medicines website following the events.

About Blueprint Medicines

Blueprint Medicines is a global, fully integrated biopharmaceutical company that invents life-changing medicines. We seek to alleviate human suffering by solving important medical problems in two core focus areas: allergy/inflammation and oncology/hematology. Our approach begins by targeting the root causes of disease, using deep scientific knowledge in our core focus areas and drug discovery expertise across multiple therapeutic modalities. We have a track record of success with two approved medicines, including AYVAKIT®/AYVAKYT® (avapritinib) which we are bringing to patients with systemic mastocytosis (SM) in the U.S. and Europe. Leveraging our established research, development, and commercial capability and infrastructure, we now aim to significantly scale our impact by advancing a broad pipeline of programs ranging from early science to advanced clinical trials in mast cell diseases including SM and chronic urticaria, breast cancer and other solid tumors. For more information, visit www.BlueprintMedicines.com and follow us on X (formerly Twitter; @BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines’ operations, including its expectations regarding growth and net product revenue in 2025 and its 2030 net product revenue goal; its goals related to global reimbursement of AYVAKIT/ AYVAKYT; statements regarding its current or future approved drugs and drug candidates and operations, including plans to drive enrollment of HARBOR trial of elenestinib and initiate proof of concept studies of BLU-808 in allergic asthma and MCAS; expectations related to the markets for current or future approved drugs and drug candidates; its planned milestones for 2025; the potential benefits of any of its current or future approved drugs or drug candidates in treating patients; statements related to liquidity and capital position, including expectations that its cash, cash equivalents and investments together with anticipated product revenues, will provide sufficient capital to enable it to reach a self-sustainable financial profile; its statements regarding broader market volatility; and its financial performance, strategy, goals and anticipated milestones, business plans and focus, including expectations regarding its reduction in cash burn. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," “opportunity,” "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation: the risk that the marketing and sale of AYVAKIT/ AYVAKYT or any future approved drugs may be unsuccessful or less successful than anticipated, or that AYVAKIT/ AYVAKYT may not gain market acceptance by physicians, patients, third-party payors and others in the medical community; the risk that the market opportunities for AYVAKIT/ AYVAKYT or Blueprint Medicines’ drug candidates are smaller than we estimate or that any approval we obtain may be based on a narrower definition of the patient population that we anticipate; the risk of delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; risks related to Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; preclinical and clinical results for Blueprint Medicines' drug candidates may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates may be delayed or slower than anticipated; actions of regulatory agencies may affect its approved drugs or its current or future drug candidates, including affecting the initiation, timing and progress of clinical trials, as well as the pricing of its drug candidates; risks related to Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for its products and current or future drug candidates it is developing; the success of Blueprint Medicines' current and future collaborations, financing arrangements, partnerships or licensing and other arrangements; risks related to its liquidity and financial position, including the risk that Blueprint Medicines may be unable to generate sufficient future product revenues to achieve and maintain a self-sustainable financial profile; and the accuracy of its estimates of revenues, expenses and capital requirements. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines' most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation.

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2025	2024
Cash, cash equivalents and investments	$899,784	863,937
Working capital (1)	451,485	481,882
Total assets	1,195,604	1,179,813
Deferred revenue (2)	10,316	10,198
Liability related to the sale of future royalties and revenues (2)	246,632	255,174
Term loan (2)	387,746	386,970
Total liabilities	853,473	881,148
Total stockholders’ equity	342,131	298,665

(1)   Blueprint Medicines defines working capital as current assets less current liabilities.

(2)	Includes both current and long-term portions of the balance.

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Product revenue, net	$149,413	$92,525
Collaboration, license, and other revenue	-	3,591
Total revenues	149,413	96,116
Cost and operating expenses:
Cost of sales	2,802	3,191
Research and development	91,890	88,191
Selling, general and administrative	95,807	83,557
Total cost and operating expenses	190,499	174,939
Other income (expense):
Interest expense, net	(8,129)	(5,895)
Other income, net	461	376
Equity investment gain	50,039	-
Debt extinguishment gain	-	173,658
Total other income, net	42,371	168,139
Income before income taxes	1,285	89,316
Income tax expense	789	180
Net income	$496	$89,136
Net income per share — basic	$0.01	$1.45
Net income per share — diluted	$0.01	$1.40
Weighted-average number of common shares used in net income per share — basic	64,096	61,580
Weighted-average number of common shares used in net income per share —diluted	66,526	63,802

Media Contact

Andrew Law

617-844-8205

media@blueprintmedicines.com

Investor Contact

Jenna Cohen

857-209-3147

ir@blueprintmedicines.com